Exhibit 99.1

Optium Corporation 200 Precision Road Horsham, PA 19044 267-803-3800 www.optium.com

News Release

Contact:
Veronica Rosa
Investor & Media Relations
267-803-3801
vrosa@optium.com

Optium Announces Preliminary Fourth Quarter Fiscal 2007 Results

Horsham, PA, July 30, 2007 (Prime Newswire) - Optium Corporation (NASDAQ: OPTM), a leading supplier of high-performance optical subsystems, today announced that based on preliminary financial information, it expects revenue for its fourth fiscal 2007 quarter ended July 28 to be in the range of approximately $26.0 million to $26.5 million.  In addition, Optium expects to generate a net loss for the quarter.  As the fourth quarter has only recently ended, an estimated net loss per share amount is not available at this time.  The net loss per share amount will be driven by lower than expected revenue, lower than expected shipments of higher margin products, as well as underabsorption of manufacturing overhead and potential provisions for inventory reserves resulting from the lower than expected revenue.  Optium also announced that its four top ten percent or greater end customers for fiscal 2007 were Scientific Atlanta/Cisco, Ericsson, Alcatel Lucent and Tellabs.

“We are disappointed with our results this quarter,” commented Eitan Gertel, Chairman and CEO of Optium Corporation.  “Our long-term view of demand for our products and market share with our customers continues to be strong, but certain timing issues with some of our customers significantly impacted our performance this quarter.”

Optium’s fourth quarter revenue was affected by several factors.  The most significant factor affecting revenue was a larger than expected decline in sales of high-end 300 pin products to Optium’s historical two largest telecommunications customers.  Optium believes that the reduced demand for high-end 300 pin products first experienced in the third quarter was more pronounced than expected during the fourth quarter primarily as a result of the timing of certain projects at the carrier level.  Another factor impacting revenue was later than expected integration of Optium products by its previously announced new cable TV customer, which caused a partial delay of shipments to this customer.

“Looking ahead, we believe demand for network bandwidth and agility driven by growth in video and telecom applications will be the fundamental drivers of our business. We believe we are well positioned to take advantage of these trends,” said Gertel.  “Key customer indications and our market observations point to strong long-term demand for 10Gb/s and 40Gb/s telecommunications products.  We also expect some demand recovery during our first quarter for high-end 300 pin 10Gb/s products.  Our 40Gb/s product line is just beginning to take off.  In fact, we made our first commercial shipments of both long haul and client side 40Gb/s transceivers in the fourth quarter and initial customer demand for these products appears strong.  In addition, we are very pleased with the ramp of our ROADM product line.  Fourth quarter ROADM revenues more than doubled from the third quarter.  We believe our ROADM product line is continuing to gain momentum with demand building for fiscal 2008.  In cable TV, we are in the early stages of growth with our new customer after making initial commercial shipments in the fourth quarter.  This development, combined with expected positive long-term cable TV market trends, is projected to be an important part of Optium’s long-term growth profile.

“Based on customer forecasts and discussions, we are cautiously optimistic that the timing issues that impacted us in the fourth quarter are abating and that continued momentum in other areas of our business should translate to future growth.  We will provide a more in depth view of our first quarter and fiscal 2008 plans during our fourth quarter earnings conference call,”  concluded Gertel.

Optium expects to report its fourth quarter and fiscal year 2007 results in mid-September 2007.  At that time, Optium plans to discuss these results and its current business outlook during its quarterly conference call, the specific date and time of which will be separately announced.

About Optium Corporation

Optium is a leading designer and manufacturer of high-performance optical subsystems supporting core to the edge applications for use in telecommunications and cable TV network systems.  Optium’s broad suite of optical transport solutions feature fixed and wavelength agile 10Gb/s and 40Gb/s transceivers and subsystems, 10Gb/s pluggable transceivers, cable TV trunking and distribution subsystems and Optium’s next generation WSS ROADM product line.  Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Horsham,

Pennsylvania and has offices in Sydney, Australia and Nes Ziona, Israel.  For more information, visit http://www.optium.com.

Optium Corporation Safe Harbor Statement

Certain statements made in this press release that are not historical information are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, business outlook of Optium Corporation (the “Company”) and its preliminary fourth quarter results.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things:  risks associated with anticipated demand recovery for the Company’s products;  risks associated with the anticipated long-term demand drivers for the Company’s products; risks associated with the finalization of preliminary financial results; risks associated with the Company’s ability to sell a sufficient number of ROADMs to realize the operational benefits expected from the Company’s acquisition of the LCoS IP assets; risks associated with integrating newly-acquired businesses; risks associated with changes in the demand for the Company’s products and/or aggressive competition, which may force the Company to reduce prices; risks associated with the development and acceptance of new products and product features; risks associated with the Company’s dependence on a limited number of customers for a significant percentage of its revenues; risks associated with dependence on a limited number of component suppliers and/or increased demand for components, which could lead to shortages that could disrupt or delay company shipments; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with the Company’s products being dependent upon the ability to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with becoming subject to defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company’s intellectual property rights; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Optium Corporation undertakes no obligation to update or revise its forward looking statements contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Optium Corporation, see the disclosure contained in Optium Corporation’s public filings with the Securities and Exchange Commission, including the risk factors included in Optium Corporation’s Quarterly Report on Form 10-Q, filed June 11, 2007.  All filings are available through the SEC’s website at www.sec.gov or from Optium Corporation’s web site at www.optium.com.

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